SEVEN FIELDS DEVELOPMENT (PA), INC.
LIQUIDATING TRUST AGREEMENT

	THIS LIQUIDATING TRUST AGREEMENT (the "Trust") is entered into as of October 15, 2001 by and among the individuals listed on the attached Exhibit A, all of whom are all of the holders of interests in Seven Fields Development (PA), Inc., a Pennsylvania corporation, (hereinafter individually referred to as a "Grantor" or collectively as the "Grantors"), and Lynn Hoffman-Kyle (hereinafter referred to as the "Trustee").

	WHEREAS, Seven Fields Development (PA), Inc.
(hereinafter referred to as the Company") is the parent company (directly or indirectly) of three related entities which are: (1) Seven Fields Development Company, a Pennsylvania business trust ("SFO"); (2) Seven Fields (DEL), Inc. ("SFD"); and (3) Seven Fields Management Company, a Pennsylvania corporation ("SFM")
 ( such three entities, together with the Company, are hereinafter referred to collectively as the "Entities"); and

WHEREAS, SFO is the operating company for the Entities; and

WHEREAS, the Entities are undergoing a coordinated liquidation; and

WHEREAS, as part of the coordinated liquidation of the Entities, the Company is in the process of liquidating and dissolving pursuant to a plan of liquidation approved by the Company's shareholders on March 30, 2001; and

WHEREAS, pursuant to the aforesaid plan of liquidation and in order to reduce taxes, save on administration expenses and comply with the terms of Section 337 of the Internal Revenue
Code, the Company's liquidation is to be completed by October
31, 2001; and

WHEREAS, the Company has certain outstanding liabilities which it will be required to satisfy and may have unknown liabilities that it will be required to satisfy; and

	WHEREAS, the Grantors do not desire to
individually assume any such liabilities, but desire to bear any such liabilities in accordance with their respective interests in the Company while still enabling the Company to complete its liquidation in a timely manner;
and

	WHEREAS, the Grantors desire to have the Trustee take title to and hold in trust, upon the terms and subject to the uses and purposes hereinafter set forth, all remaining assets and liabilities of the Company to be transferred to the Trustee by the Company; and

WHEREAS, as part of the coordinated liquidation of the Entities, SFO is simultaneously creating its own liquidating trust and SFD, one of the Grantors of the SFO liquidating trust (the "SFO Liquidating Trust"), transferred its interest in such Trust to the Company;
and

WHEREAS, the Company now holds SFD's
interest in the SFO Liquidating Trust as part of its remaining assets.

Now, therefore, in consideration of the mutual premises and the mutual promises contained herein, the parties hereto agree as follows:


SECTION 1. TERM OF TRUST

	The term of the Trust created by this instrument shall commence on the date on which the assets and liabilities are transferred to the Trustee by the Company (the "Commencement
Date") and shall terminate upon the earlier to occur of: (i) that date on which all liabilities of the Company are finally paid, or (ii) that date which is three (3) years after the Commencement Date (the
"Termination Date").  The Termination Date may be extended beyond such three (3) year period if the Trustee determines, in the Trustee's sole discretion, that such extension is appropriate for the protection of the Grantors, or if the Trustee is then engaged in the determination, defense or settlement of a claim by or against the Trust, and provided that the Trust has requested any required additional no-action assurances from the Securities and Exchange Commission (the "SEC").
For all purposes of this trust instrument, that date on which all liabilities of the Company are finally paid shall be a date determined by the Trustee in the Trustee's sole discretion.

SECTION 2. PURPOSE OF TRUST

	The primary purpose of the Trust created hereby is to facilitate the liquidation of the Company and not for the purpose of continuing or engaging in the conduct of a trade or business. Specifically, the activities of the Trust shall be limited to holding any cash or cash equalivents contributed to the Trust; liquidating of any remaining assets of the Company; holding the proceeds of any such liquidation; reviewing, and if necessary and advisable, defending any claim against the Company or the Trust; prosecuting any claim on behalf of the Company or the Trust; taking such other actions as may be necessary to conserve and protect the corpus of the Trust;
and providing for the orderly liquidation thereof.

SECTION 3. ALLOCATION OF INTERESTS IN TRUST

	The Grantors shall, during the term of this Trust, each have an undivided percentage interest in the assets held in Trust hereunder. The undivided percentage interests of the individual Grantors (the "Interests") are as follows:

Name of Grantor    Aggregate Undivided Percentage Interest

All Grantors listed on Exhibit A in proportion to the				100%
number of shares listed opposite their name.

The Interests shall be nontransferable except: (1) by operation of law or (2) upon the death or dissolution of a Grantor.

SECTION 4. TERMS OF TRUST

	All assets to be held in trust pursuant to the terms of this instrument shall be held as follows:

A. Distribution of Income. The net income of the Trust shall be distributed to the Grantors in proportion to the number of shares set forth in Exhibit A, at least annually. Notwithstanding the provisions of the immediately preceding sentence, however, any part or all of the net income of the Trust may be retained by the Trustee to the extent the Trustee deems such retention reasonable to satisfy the expenses and contingent liabilities of the Company and/or the Trust.

B. Discretionary Distributions of Principal. During the term of this Trust, the Trustee shall pay from time to time such portion of the corpus of the Trust as may be necessary, in the Trustee's sole discretion, to pay the expenses and/or liabilities of the Company and/or the Trust.

C. Indemnification.  The Trustee may pay to the SFO
Liquidating Trust such portion of the net income or the corpus of the Trust as may be necessary, in the Trustee's sole discretion to indemnify the SFO Liquidating Trust for any claims or amounts paid by the SFO Liquidating Trust which relate to the operation of this Trust or which would be a claim against the Company.

D. Mandatory Distribution of Principal.  On the
Termination Date, or as soon as practicable thereafter, all of the assets remaining in the Trust, if any, shall be distributed, subject to any expenses and contingent liabilities of the Company at that time, to the Grantors in proportion to the shareholdings set forth in Exhibit A.

SECTION 5. TRUSTEES

The Grantors hereby appoint Lynn Hoffman-Kyle, whose present office address is 2200 Garden Drive, Suite 200, Seven Fields, PA 16046, as Trustee under this trust instrument to perform the duties and to hold the powers as set forth under Section 6 of this Trust agreement. If, at any time the Trustee is unable or unwilling to serve as trustee, the Trustee shall appoint a substitute or successor Trustee under this trust instrument. Additionally, the Grantors hereby appoint Anthony P. Picadio, whose present office address is 4710 USX Tower, 600
Grant Street, Pittsburgh, Pennsylvania 15219, as Trustee under this Trust agreement for the sole purpose of appointing a substitute or successor Trustee under this trust instrument in the event that a current Trustee, who becomes unable or unwilling to serve as Trustee cannot, for any reason, appoint a substitute or successor Trustee under this trust instrument.

	The original Trustees and any successor
or substitute Trustee named herein shall serve without bond.
Except as otherwise expressly indicated, each successor or
 substitute Trustee shall have all the powers and immunities herein given to the original Trustees.

SECTION 6. TRUSTEE'S DUTIES AND POWERS

	The Trust created hereunder shall be held subject to the following terms and conditions, and the Trustee shall have, in addition to any other powers granted to the Trustee by law, the following powers:

A. Investments. The Trustee shall have the power to invest in demand and time deposits in banks or savings institutions, or in temporary investments, such as short-term certificates of deposit or Treasury Bills, or in liquid securities issued by state or local governments (or agencies or instrumentalities thereof). The Trustee shall have no other powers with respect to the investment of assets hereunder.
The Trustee is specifically not empowered to receive transfers of any listed stocks or securities, any assets which are not readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents eighty percent (80%) or more of the stock of such issuer, or any general or limited partnership interests.

B. Accumulated Income. Any accumulated income which shall not be paid to the Grantors hereunder by virtue of the provisions elsewhere contained herein may be added from time to time by the Trustee to the principal of the trust from which such income derived.

C. Claims. The Trustee shall have power to arbitrate, defend, enforce, release or settle any claim of or against the Company and or the Trust created hereby.

D. Nominee. The Trustee may take and hold all securities or other personal property in bearer form, in the name of the Trustee, or in the name of a nominee, with or without disclosing any fiduciary relationship, but the Trustee shall be liable for any wrongful act of the nominee with respect to such assets.

E. Employment of Agents. The Trustee may employ and pay reasonable compensation to agents, investment counsel and attorneys, including the Trustee and any person, partnership, corporation or other entity with which the Trustee may be associated. The foregoing authority shall include, without limitation thereof, the power to authorize the Trustee, person or persons to withdraw unds from any bank account maintained by the Trust.
The Trustee shall not be liable for any neglect, omission, or wrongdoing of such agents, investment counsel, attorneys, or special Trustees, provided that any such corporate Trustee shall have exercised reasonable care in the selection of any such special Trustee. In addition to other agents and consultants as the Trustee deems appropriate, the Trustee shall retain Paul Voytik and George K. Wright as Consultants and Anthony P. Picadio
 as legal advisor and shall consult with such persons at least quarterly in connection with the affairs of this Trust. Each such person is entitled to compensation at rates similar to those in effect in his dealings with the Company as of the commencement of this Trust.

F. Instruments. The Trustee may execute and deliver all necessary or proper deeds or other instruments.

G. Distribution to Incapacitated Persons. During the incapacity of any one of the Grantors, the Trustee is authorized, in the Trustee's sole discretion, to pay any sum distributable to such Grantor, without liability to the Trustee, by paying the sum to such Grantor or to any person whomsoever for the use and benefit of such Grantor, whether or not such person shall be the guardian of such Grantor.

H. Books of Account. The Trustee shall keep full books of account showing the condition of the Trust, which shall be open at all reasonable times to the inspection of the Grantors. Additionally, the Trustee shall issue annual reports to the Grantors within ninety (90) days of the end of each calendar year, beginning with December 31, 2001, showing the assets and liabilities of the Trust as of the end of the calendar year, the receipts and disbursements of the Trust during such calendar year, the changes in the trust assets during the calendar year, and the actions taken by the Trustee with regard to the trust during the calendar year. All financial statements contained in such annual reports must be prepared in accordance with generally accepted accounting principles. If required by the SEC, the Trustee shall file such annual reports with the SEC pursuant to an abbreviated Form 10-K approved by the SEC, or if no such approval is obtained, through Form 10-K. If required by the SEC the Trustee shall issue interim reports whenever, in the opinion of the Trustee, a significant event with regard to the Trust asset has occurred. The Trustee shall file such interim reports with the SEC pursuant to Form 8-K as the
Trustee deems appropriate. The Trustee shall provide the Grantors with an audited Form 10-K for the fiscal year ended October 31, 2001 as soon as practicable after such date.


I. Exculpatory Provision. The Trustee hereunder shall not be personally liable upon any contract of indebtedness of or claims against the trust estate.
The Trustee shall be indemnified out of the funds of the trust estate for any claim, action or proceeding made against the Trustee, or any expense incurred by the Trustee in connection with such claims, action or proceeding, including but not limited to attorney's fees and costs expended by the Trustee in connection with any such defense; provided that this indemnification shall not apply in the event of the gross negligence or intentionally wrongful acts of the Trustee.

J. Protection on Distributions. The Trustee shall be protected in continuing to make distributions of income or principal until the Trustee shall have actual knowledge of the happening of an event which would affect such distributions.

K. Nonliability of Trustee for Acts of Predecessor Fiduciary. Any Trustee or successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made as to the assets comprising this Trust estate or as to any other fact bearing upon the prior administration of any such estate or the Trust. A Trustee or successor Trustee shall not be liable for having accepted and relied upon such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor fiduciary, nor have a duty to enforce any claims against any predecessor fiduciary on account of any such act or omission.

SECTION 7. PENNSYLVANIA LAW CONTROLS

The validity, effect and interpretation of this instrument and of the property interests created herein shall be controlled by the laws of the Commonwealth of Pennsylvania.

SECTION 8. TRUSTEE FEES

Reasonable compensation shall be paid to any individual serving as Trustee, at a rate of $75.00 per hour, hereunder, unless the Trustee waives the right to receive compensation.

SECTION 9. AMEND AND REVOKE

The Grantors, by a writing signed by persons holding a majority in interest of the undivided percentage interests of the Trust and without consent of the Trustee, may amend or revoke this trust instrument by written instrument delivered to the Trustee.
 The Trustee will execute any instrument and take any other reasonable actions to enable the exercise or facilitate the exercise of any rights reserved hereunder. In particular, without limitation of the foregoing, the Trustee, after receiving an instrument in writing revoking this trust instrument, shall dispose of any assets then held by the Trustee or thereafter received by the Trustee, as directed in said instrument of revocation.

SECTION 10.  CONTINGENT RECISSION

This Deed of Trust shall be rescinded, and the acts creating the Trust shall be reversed, if a timely and acceptable response from the Securities and Exchange Commission is not received by the Entities.


In witness whereof the parties have executed this
 Liquidating Trust Agreement as of the day and year first above written.

							GRANTORS:

							SEVEN FIELDS DEVELOPMENT (PA), 								INC.


							By:



							TRUSTEE:



							LYNN HOFFMAN-KLYE


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